Exhibit 10.5

Form of 2008 Stock Option Agreement

NCR 2006 Stock Incentive Plan

(Non-Statutory Stock Option)

You have been granted an option (the “Option”) under the 2006 Stock Incentive Plan (the “Plan”) of NCR Corporation (“NCR”) to purchase from NCR a number of shares of common stock of NCR (“Shares”) at the price per Share as described on the stock option information page on the website of NCR’s third party Plan administrator, subject to the terms and conditions of this 2008 Stock Option Agreement (this “Agreement”) and the Plan.

1. Your right to exercise this Option will expire on the tenth (10th) anniversary (the “Expiration Date”) of the date of grant of this Option (the “Grant Date”), unless sooner terminated due to the termination of your employment as described below. If the Expiration Date falls on a Saturday, Sunday or holiday, it will be deemed to occur on the next following business day.

2. This Option will vest, and the vested shares (“Option Shares”) may be exercised, in equal annual installments (subject to mathematical rounding performed by NCR’s third party Plan administrator) over the four year period commencing on the Grant Date, such that all of the shares represented by this Option shall be vested on the fourth anniversary of the Grant Date. This vesting schedule is contingent upon your continuous employment with NCR or any of its affiliate companies (collectively referred to in this Agreement as “NCR”) as of and until each of the vesting dates. In the event your employment with NCR terminates prior to the fourth (4th) anniversary of the Grant Date, except as otherwise provided below, this Option will terminate with respect to the then unvested portions.

3. This Option will vest in full if you (a) die while actively employed by NCR, or (b) cease to be actively employed by NCR as a result of a disability for which you qualify for benefits from the NCR Long-Term Disability Plan or another long-term disability plan sponsored by NCR (“Disability”). In such cases, if you, on the date of death or Disability, have not yet attained the age of 55, this Option may be exercised until the later of the one (1) year anniversary of the date of death or Disability or the Expiration Date. If death or Disability occurs on or after your attainment of age 55, this Option may be exercised until the later of the third (3rd) anniversary of the date of death or Disability or the Expiration Date.

4. If you voluntarily terminate employment with NCR due to Retirement (as defined in this Section 4), the unvested portion of this Option will terminate and be forfeited, and the vested portion may be exercised until the earlier of (a) the third (3rd) anniversary of your Retirement, and (b) the Expiration Date. For purposes of this Agreement, “Retirement” means termination by you of employment at or after age 55 other than, if applicable to you, for Good Reason (as described below) following a Change in Control (as defined in the Plan).

5. Notwithstanding any provision in this Agreement to the contrary, in the event a Change in Control occurs and this Option award is not assumed, converted or replaced by the continuing entity, the Option shall vest immediately prior to the Change in Control. In the event of a Change in Control wherein this Option award is assumed, if a Termination of Employment (as defined in the Plan) by the Company other than for Cause or Disability (as such terms are defined in the Plan) occurs during the twenty-four (24) months following the Change in Control, this Option shall vest in full immediately upon your Termination of Employment, and the Option shall remain exercisable until the later of (a) the earlier of the one (1) year anniversary of your Termination of Employment and the Expiration Date, and (b) the applicable date determined under Sections 3 and 4 above. If you are a participant in the NCR Change in Control Severance Plan, an NCR Severance Policy or a similar arrangement that defines “Good Reason” in the context of a resignation following a Change in Control and you terminate your employment for Good Reason as so defined within twenty-four (24) months following a Change in Control, this Option shall vest immediately upon your Termination of Employment, and the Option Shares shall remain exercisable until the earlier of (a) the Expiration Date, and (b) the first anniversary of your Termination of Employment.

6. If your NCR employment is involuntarily terminated for Cause (as defined in the Plan) at any time, this Option will automatically terminate and all unexercised vested and unvested Option Shares will be forfeited and will not be exercisable as of the date of such termination.

7. If you terminate your employment with NCR for any other reason, including but not limited to reduction-in-force, this Option will automatically terminate, any unvested Option Shares will be forfeited and the vested portion of this Option may be exercised no later than the earlier of (a) the 59th day after the date of termination of your employment, and (b) the Expiration Date.

8. In the event that you die after your termination of employment by NCR, but while this Option remains exercisable, this Option may be exercised, by your beneficiary or heir, until the one (1) year anniversary of the date of your death, regardless of the Expiration Date.

9. By accepting this award, except to the extent that disclosure is required by applicable law or regulation, you agree to keep this Agreement confidential and not to disclose its contents to anyone except your attorney, your immediate family, or your financial consultant provided such persons agree in advance to keep such information confidential and not to disclose it to others. The Option will be forfeited if you violate the terms of this Section 9.

10. In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extra-ordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the NCR, the Compensation and Human Resource Committee of the NCR Board of Directors (the “Committee”) or the Board of Directors of NCR shall make such substitutions or adjustments as it deems appropriate and equitable to the number and kind of securities subject to outstanding awards. In the case of Corporate Transactions (as defined in the Plan), such adjustments may include, without limitation, (1) the cancellation of outstanding awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such awards, as determined by the Committee or the Board of Directors of NCR in its sole discretion, provided, that in the event of the cancellation of such awards pursuant to this clause (1), the awards shall Vest in full immediately prior to the consummation of such Corporate Transaction; (2) the substitution of other property (including, without limitation, cash or other securities of NCR and securities of entities other than NCR) for the Options subject to outstanding awards; and (3) in connection with any Disaffiliation (as defined in the Plan), arranging for the assumption of awards, or replacement of awards with new awards based on other property or other securities (including, without limitation, other securities of NCR and securities of entities other than NCR), by the affected Subsidiary, Affiliate (as such terms are defined in the Plan), or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to awards that remain based upon NCR securities).

Notwithstanding the foregoing, any adjustment, substitution or assumption pursuant to this Section 10 shall be made in such a manner as to ensure that the Options will not be subject to Section 409A of the Code.

11. This Option will be cancelled if the Committee determines that you engaged in misconduct in connection with your employment with NCR.

12. This Option shall be exercised in accordance with procedures established by the administrator of NCR’s stock option program, including broker-assisted cashless exercises. In countries where deemed mandatory, upon exercise, the purchase price will be paid by simultaneous sale of the Option Shares exercised, in such a manner that NCR is not subject to taxation upon grant of the option award. Any taxes required by law to be withheld or paid with respect to exercise of this Option shall be deducted from the proceeds of the Option exercise. If NCR or the administrator of the stock option program is unable to withhold required taxes from the proceeds of the Option exercise, you or your legal representative or beneficiary will be required to pay such amounts, and NCR may take any action necessary to satisfy such obligation, including but not limited to withholding cash from compensation otherwise due to you or your beneficiary, or withholding from the Option Shares exercised such numbers of Option Shares as it, in its sole discretion, shall determine to be required to satisfy such withholding requirements; provided, however, that withholding of Option Shares will be limited to the amount necessary to satisfy the minimum required taxes.

13. Within a reasonable period after any vested portion of this Option is exercised, NCR will instruct its Transfer Agent and/or third party Plan administrator to credit you or your successor with the number of Option Shares you exercised. Neither you nor your legal representative shall be, or have any of the rights and privileges of, a stockholder of NCR in respect of any Shares purchasable upon the exercise of this Option, in whole or in part, unless and until NCR credits you with, or causes a credit to you of, such Option Shares.

14. This Option is not transferable by you other than by beneficiary designation, will or the laws of descent and distribution, and during your lifetime this Option may be exercised only by you or your guardian or legal representative.

15. You may designate one or more beneficiaries to receive all or part of this Option in case of your death, and you may change or revoke such designation at any time. In the event of your death, any portion of this Option that is subject to such a designation will be distributed to such beneficiary or beneficiaries in accordance with this Agreement. Any other portion of this Option not designated by you shall be distributable to your estate. If there is any question as to the legal right of any beneficiary to receive a distribution hereunder, the Option Shares in question may be purchased by and distributed to your estate, in which event NCR shall have no further liability to anyone with respect to such Option Shares.

16. In exchange for this Option, you agree that during your employment with NCR and for a period of twelve (12) months after termination of your NCR employment (or if applicable law mandates a maximum time that is shorter than twelve months, then for a period of time equal to that shorter maximum period), regardless of the reason for termination, you will not, without the prior written consent of the Chief Executive Officer of NCR, (a) render services directly or indirectly to, or become employed by, any Competing Organization (as defined in this Section 16) to the extent such services or employment involves the development, manufacture, marketing, advertising, sale or servicing of any product, process, system or service which is the same or similar to, or competes with, a product, process, system or service manufactured, sold, serviced or otherwise provided by NCR to its customers and upon which you worked or in which you participated during the last two (2) years of your NCR employment; (b) directly or indirectly recruit, hire, solicit or induce, or attempt to induce, any exempt employee of NCR to terminate his or her employment with NCR or otherwise cease his or her relationship with NCR; or (c) solicit the business of any firm or company with which you worked during the preceding two (2) years while employed by NCR, including customers of NCR. If you breach the terms of this Section 16, you agree that in addition to any liability you may have for damages arising from such breach, this Option will be immediately cancelled, all vested and unexercised Option Shares shall be forfeited, and you will pay to NCR the difference between the exercise price and the Fair Market Value on the date of exercise of any Option Shares received in connection with the exercise of this Option on or after the date which is twelve (12) months prior to the date of termination of your employment.

As used in this Section 16, “Competing Organization” means an organization identified as a Competing Organization by the Chief Executive Officer of NCR at the beginning of the year in which your employment with NCR terminates, and any other person or organization which is engaged in or about to become engaged in research on or development, production, marketing, leasing, selling or servicing of a product, process, system or service which is the same or similar to or competes with a product, process, system or service manufactured, sold, serviced or otherwise provided by NCR to its customers. The list of Competing Organizations identified by the Chief Executive Officer is maintained by the NCR Law Department.

17. By accepting this Option, you agree that, where permitted by local law, any controversy or claim arising out of or related to your employment relationship with NCR shall be resolved by arbitration. If you are employed in the United States, the arbitration shall be pursuant to the NCR dispute resolution policy and the then current rules of the American Arbitration Association and shall be held in Dayton, Ohio. If you are employed outside the United States, where permitted by local law, the arbitration shall be conducted in the regional headquarters city of the business unit in which you work. The arbitration shall be held before a single arbitrator who is an attorney knowledgeable in employment law. The arbitrator’s decision and award shall be final and binding and may be entered in any court having jurisdiction. For arbitrations held in the United States, issues of arbitrability shall be determined in accordance with the federal substantive and procedural laws relating to arbitration; all other aspects shall be interpreted in accordance with the laws of the State of Ohio. Each party shall bear its own attorney’s fees associated with the arbitration and other costs and expenses of the arbitration shall be borne as provided by the rules of the American Arbitration Association for an arbitration held in the United States, or similar applicable rules for an arbitration held outside the United States.

Notwithstanding the preceding subparagraph, you acknowledge that if you breach Section 16, NCR will sustain irreparable injury and will not have an adequate remedy at law. As a result, you agree that in the event of your breach of Section 16 NCR may, in addition to any other remedies available to it, bring an action in a court of competent jurisdiction for equitable relief to preserve the status quo pending appointment of an arbitrator and completion of an arbitration. You stipulate to the exclusive jurisdiction and venue of the state and federal courts located in Montgomery County, Ohio, the location from which NCR’s Option program is administered, for any such proceedings.

18. The provisions of this Agreement are severable. If any provision of this Agreement is held to be unenforceable or invalid by a court or other tribunal of competent jurisdiction (including an arbitration tribunal), it shall be severed and shall not affect any other part of this Agreement, which will be enforced as permitted by law.

19. The terms of this Option as evidenced by this Agreement may be amended by the NCR Board of Directors or the Committee at any time.

20. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall prevail, except that with respect to matters involving choice of law the terms and conditions of Section 17 of this Agreement shall prevail.

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